Exhibit 99.1
STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) entered into as of the 27th day of July, 2007, by and among INTERNET AMERICA, INC., a Texas corporation (“IA”), and MARK OCKER and CYNTHIA K. OCKER, each an individual residing in Crosby, Texas (collectively the “Shareholders”)

W I T N E S S E T H:

WHEREAS, the Shareholders own an aggregate of 1,000 shares of common stock, $1.00 par value per share, constituting all the outstanding shares of common stock of Teleshare Communications Services, Inc., a Texas corporation (the “Company”) which operates an internet service and messaging company in Texas (the “Business”); and

WHEREAS, the Shareholders have agreed to sell 990 shares of common stock of the Company (the “Shares”) to IA, with the remaining 10 shares of Company common stock to be retained by Mrs. Ocker, and IA has agreed to purchase the Shares on the terms and conditions and for the consideration set forth herein;

NOW, THEREFORE, for and in consideration of the payment of the purchase price, the mutual promises, covenants and obligations contained herein, the receipt and sufficiency of which are hereby acknowledged and confessed, and as an inducement to IA to purchase the Shares, IA and the Shareholders agree as follows:

ARTICLE I
SALE OF SHARES, PURCHASE PRICE AND CLOSING

1.1 Sale of Shares. Upon the terms and subject to the conditions of this Agreement, the Shareholders shall sell, convey, assign, transfer and deliver to IA, and IA will purchase from the Shareholders, the Shares.

1.2 Closing. The closing contemplated by this Agreement (the "Closing") shall take place at the offices of Boyer & Ketchand, Nine Greenway Plaza, Suite 3100, Houston, Texas 77046 at 10:00 a.m. Houston time, on Monday, July 26, 2007 (the "Closing Date"), or such other date that the parties may agree to, which shall be no later than the second business day following satisfaction or waiver of the conditions set forth in Article V hereof.

1.3. Purchase Price. As consideration for the purchase of the Shares and the performance by the Shareholders of various other matters as provided herein, IA shall pay to the Shareholders the sum of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000)(the “Initial Purchase Price”), adjusted as described in Section 1.4 below (such net amount, the “Purchase Price”). The Purchase Price shall be paid to the Shareholders by delivery of:

(i) 50,000 shares of IA Common Stock, valued at $25,000, at the Closing (the “Closing Shares”);

(ii) an interest bearing promissory note (the “Cash Account Note”) in the form attached hereto as Exhibit A, in the principal amount of the aggregate current cash balance in all bank and certificates of deposit accounts of the Company at the Closing Date, but not including the balance in the Pledged Deposit Account at Anahuac National Bank, account no. 12004782 (the “PDA”), adjusted for outstanding transactions entered into prior to that date but not yet reflected in the bank balances; and

(iii) that number of shares of IA Common Stock equal to (a) the difference between the Purchase Price less $25,000 and less the principal amount of the Cash Account Note, (b) divided by $2.50 per share (the “Escrowed Shares”), with any fractional shares to be paid in cash.

The Escrowed Shares will be issued to the Shareholders within ten (10) business days after the final determination of the number of Escrowed Shares in the manner provided in Section 1.4.B hereto, and delivered to counsel for IA (the “Escrow Agent”) to be held in escrow for the benefit of the Shareholders until the second anniversary of the Closing Date (the “Escrow Date”) pursuant to the terms of the Escrow Agreement. On the Escrow Date, the Shareholders will have the option to either receive the Escrowed Shares out of escrow or tender the Escrowed Shares to IA in exchange for a promissory note in substantially the form set forth in Exhibit B hereto (the “Escrow Shares Note”) in the amount of the difference between the Purchase Price less $25,000 and less the principal amount of the Cash Account Note. The Shareholders shall give written notice to IA of the option they elect to exercise on or before the Escrow Date or, in the absence of such notice, IA shall be entitled to make such election.

1.4 Adjustments to Purchase Price. A. The following adjustments shall be made to the Initial Purchase Price (collectively, the “Adjustments”). Attached as Schedule 1.4 is an estimate of the amount of the Adjustments at May 31, 2007 for illustrative purposes in identifying the components of the Adjustments as described below:

(i) the amount shall be decreased by (W) the outstanding balance under the Loan and Security Agreement with the U.S. Department of Agriculture Rural Utilities Service dated as of June 8, 2005 (“RUS Loan”), less the balance in the PDA, on the Closing Date, (X) the amount of all payments made by IA (or for which the Company is liable to pay) to vendors, suppliers, lessors or other creditors of the Company attributable to operations of the Company prior to the Closing Date, but excluding payables to IA, (Y) the amount of sales tax liability for accounts collected prior to the Closing Date, and (Z) the amount of prepaid customer accounts made prior to the Closing Date for goods or services to be delivered or performed after the Closing Date;

(ii) the amount shall be increased by (A) the principal amount of the Cash Account Note, (B) receivables recorded prior to the Closing Date for which payment will be received not later than 90 days after that date, but excluding receivables from IA, and (C) the amount by which the value of inventory as of the Closing Date exceeds $30,000; and (D) the amount of prepaid items as of the Closing Date; and

 (iii) the amount shall be increased by $450 for each wireless subscriber of the Company on the Closing Date in excess of 1,200 who is current within sixty (60) days in its payments to the Company.

B. On the date which is ninety (90) days after the Closing Date (the “Adjustment Date”), IA shall deliver to the Shareholders a detailed calculation of the Adjustments and shall certify in writing the accuracy of such Adjustments. Within five business days after receipt of such certification, the Shareholders shall either agree with such determination or provide to IA in writing any differences they have with the calculation thereof and the basis therefor. Both parties shall use all reasonable efforts to resolve such differences promptly and, upon the satisfactory resolution of any differences, the amount of the Cash Account Note and the number of Escrowed Shares shall be determined based on the adjusted Purchase Price. Promptly after such determination is made, IA shall issue a final executed Cash Account Note and cause its transfer agent to issue the Escrowed Shares in the name of the Shareholders and to deliver the certificates for the Escrowed Shares to the Escrow Agent to be held in escrow by it.

1.5  Title to Shares and Risk of Loss. Title to the Shares and risk of loss or damage to the Business by casualty (whether or not covered by insurance) will pass to IA immediately upon completion of the Closing.

ARTICLE IIREPRESENTATIONS AND WARRANTIES OF
THE SHAREHOLDERS

Each of the Shareholders hereby jointly and severally represents and warrants to IA that the statements contained in this Article II are true and correct on the date of this Agreement and will be true and correct as of the Closing Date, except as expressly set forth herein or in the schedules delivered by the Shareholders herewith.

2.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership, lease or operation of its properties makes such qualification necessary. The Shareholders have delivered or have cause to be delivered to IA complete and accurate copies of the Articles of Incorporation and Bylaws of the Company, and the Company is not in violation of any provision of its Articles of Incorporation or Bylaws.

2.2 Subsidiaries. The Company has no Subsidiaries, nor does it directly or indirectly own any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity. As used in this Agreement, the term “Subsidiary” means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which are held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries directly or indirectly owns or controls more than 50% of the equity, membership, partnership or similar interests.

2.3 Capitalization. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, $1.00 par value, of which all shares that are issued and outstanding are held by the Shareholders. After the Closing Date, the Company shall have 1,000 shares of Common Stock issued and outstanding, of which 990 will be held by IA and 10 will be held by Mrs. Ocker. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Texas Business Corporation Act, the Company’s Articles of Incorporation or Bylaws, or any agreement to which the Company is a party or is otherwise bound. There are no options, warrants or other rights, agreements, arrangements or commitments to which the Company or either of the Shareholders is a party relating to the issued or unissued capital stock or other equity interests of the Company, or obligating the Company to grant, issue or sell any shares of its capital stock or other equity interests or obligating the Company to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding.

2.4 Title to Shares. The Shareholders own of record and beneficially the Shares, free and clear of all mortgages, pledges, liens, security interests, restrictions, conditional sales agreements, charges, encumbrances and claims of every kind (collectively, the "Liens") The Shares are not subject to any voting trust or shareholders’ or other similar agreement. The Shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal securities laws, and none of such Shares was issued in violation of the preemptive rights of any person. Upon consummation of the Closing, IA shall own good and indefeasible title to 990 of the issued and outstanding shares of Common Stock of the Company free and clear of all Liens.

2.5  Authority. Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement and each of the other documents contemplated hereby (the “Ancillary Agreements”) to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and each of the Ancillary Agreements to which either of the Shareholders is a party, when duly executed and delivered by the Shareholders, will constitute, the valid and binding obligation of such Shareholder, enforceable against them in accordance with their respective terms except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

2.6 Consents and Approvals. Except as provided in Schedule 2.6, no consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Company, or either of the Shareholders in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by any of them.

2.7 Title to Assets; Liens. A complete and asccurate list of all subscribers and subscriber contracts as of July 25, 2007 is contained on Schedule 2.7. Except as provided in Schedule 2.7, the Company has good and indefeasible title to all of the assets and interests in assets owned by it (collectively, the “Assets”) free and clear of any Liens. The Company is in possession of all Assets leased to it from others. The Assets constitute all of the material property, whether real, personal, mixed, tangible, or intangible, that is used in the Business by the Company. The Shareholders shall deliver, or cause to be delivered, to IA on the Closing Date, possession of and/or control or dominion over all of the Assets. No officer, director or employee or affiliate of the Company or any spouse, child or other relative of any of these persons, owns or has any interest, directly or indirectly, in any of the real or personal property owned, leased or used by the Company in the Business.

2.8 Financial Statements. The Company has previously provided to IA (i) its unaudited balance sheet as of May 31, 2007 (the “Interim Balance Sheet,” and such date, the “Interim Balance Sheet Date”), and (ii) its audited Balance Sheet, Statement of Income and Statement of Cash Flows as of December 31, 2006, and the notes thereto (collectively, the “Financial Statements”). The Financial Statements are true and correct in all respects and fully and fairly present the financial position of the Company as of the dates indicated, and the results of its operations for the periods indicated, in accordance with accounting principles generally accepted in the United States of America, consistently applied, except as otherwise stated therein. As of the Interim Balance Sheet Date, there are no liabilities and no assets of the Company that are not reflected in the Interim Balance Sheet.

2.9 Tax Returns. Within the times and in the manner prescribed by law, including extensions permitted thereunder, the Company has filed all federal, state and local tax returns required by law. The Company has either paid all taxes, assessments and penalties due and payable through and including the Closing Date, or reflected and reserved on its Balance Sheet the amounts owing therefor, and there are no present disputes as to taxes of any nature payable by the Company.

2.10 Contracts. Schedule 2.10 sets forth a complete and accurate list of all contracts and agreements (collectively, the “Contracts”), that are material to the business, assets, liabilities, capitalization, condition (financial or otherwise) or results of operations of the Company. The Company has made all the Contracts available at the Company’s offices for inspection by IA. Each of the Contracts is valid and in full force and effect, and there has not been any default by the Company or, to the Shareholders’ knowledge, any other party to any of the Contracts, or any event that with notice or lapse of time or both, would constitute a default by the Company or, to the Shareholders’ knowledge, any other party to any of the Contracts, which might reasonably be expected to have a material adverse effect on the financial condition or operations of the Business. Neither the Shareholders nor the Company has received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that they might have under any of the Contracts.

2.11 Equipment. Schedule 2.11 sets forth a complete and accurate list of all the machinery, equipment, towers and tower equipment, automobiles, furniture, office supplies, spare parts related to the machinery and equipment, other supplies and parts, and all computer hardware, computer software, trade fixtures, data processing equipment and all other tangible personal property owned or used in connection with the Business (collectively, the "Equipment"). All of the Equipment is in good operating condition and repair, ordinary wear and tear excepted. Except as described in Schedule 2.11, all the equipment is owned by the Company, and none of the equipment will be, at the Closing Date, held under any security agreement, conditional sales contract, or other title retention or security arrangement or located other than in the possession of the Company.

2.12 Licenses. Schedule 2.12 sets forth a complete and accurate list of all governmental and other licenses, permits, franchises, approvals and certificates owned or utilized in connection with the conduct of the Business or in which the Company has any rights (“Licenses”). The Company has not infringed nor is it now infringing, on any license belonging to any other person, firm or corporation. The Company owns or holds adequate licenses or other rights to use all Licenses necessary for the Business as now conducted by the Company, and that use does not, and will not, conflict with, infringe on or otherwise violate any rights of others.

2.13 Compliance with Laws. The Company has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building or other law, ordinance or regulation) that affect, or are likely to affect, directly or indirectly, any of the Assets or the Business, and there are not any uncured violations of federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Assets or the Business.

2.14 Litigation. Except as disclosed in Schedule 2.14, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting the Company, the Assets or the Business.

2.15 No Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation except for third party consents described in this Agreement or any schedule prepared and delivered in connection herewith, of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security agreement or other agreement, instrument or arrangement by which the Assets, the Business or the Company may be affected, or to which the Assets, the Business or the Company may be bound, (ii) an event that would permit any party to terminate any Contract, License or other arrangement with the Company, (iii) the creation or imposition of any lien, charge or encumbrance on any of the Assets or the Business, or (iv) a breach of any term or provision of this Agreement. The Company has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Business or the Assets. There has been no breach or alleged breach of any of Sections 5 through 9 of the Consulting and Noncompetition Agreement entered into between Mr. Ocker and IA on February 26, 2007 (the “Consulting Agreement”), and such Consulting Agreement is in full force and effect.

2.16 Personnel; Employment Contracts. Schedule 2.16 contains a complete and accurate list of all employees who work in the Business. At or after Closing, the Company shall deliver such additional information as IA shall reasonably request with respect to the employees’ employment with the Company. The Company does not have any employment contracts, collective bargaining agreements, pension, bonus or profit sharing plans providing for employee remuneration or benefits with respect to employees that by their terms or by law will become binding upon or the obligations of IA. The Company is in compliance with, and upon the Closing will remain in compliance with, all of its obligations under such agreements or other compensation or benefit arrangements.

2.17 Intellectual Property; General Intangibles. Schedule 2.17 sets forth a complete and accurate list of all of the Company’s domain names, service marks, trademarks, trade and assumed names. The Company is the sole owner of all of the items listed on Schedule 2.17 and all inventions, trade secrets and royalty rights and other proprietary intangibles, licenses and sublicenses of the Company granted and obtained with respect thereto and all technical data, written specifications, work standards, assembling and process information, operating manuals, operating data and plans, confidential information and know-how used in connection with the Business, together with rights to recover for infringement thereon and rights to protection of interests therein under the laws of all jurisdictions (collectively, the "Intellectual Property"). Also listed on Schedule 2.17 are all general intangibles, claims, rights of recoupment and goodwill, going concern value, insurance refunds, rights of set-off and all other intangible properties owned by the Company or used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (collectively, the "General Intangibles"). There are no liens, encumbrances, restrictions, or legal or equitable claims of others against the Intellectual Property or the General Intangibles, nor have any adverse claims been asserted against the Intellectual Property or the General Intangibles, the Company or the Business with respect thereto. None of such Intellectual Property or the General Intangibles infringes upon any patents, trade or assumed names, trademarks, service marks or copyrights belonging to any other person, firm or corporation. The Company is not a party to any license, agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any of the Intellectual Property or the General Intangibles.

2.18 Employee Benefits. Each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, that is maintained or sponsored by the Company or any affiliate for the benefit of any employee (the "Plan") is in full force and effect, and neither the Company nor any other party is in default under such Plan. There have been no claims of default, and, to Company’s knowledge, there are no facts or conditions which if continued, or on notice, will result in a default under any Plan. No Plan will, by its terms or under applicable law, become binding upon or become an obligation of IA. No assets of the Plan shall be transferred to IA or to any plan of IA.

2.19 Accounts. Schedule 2.19 sets forth a complete and accurate list of all of the accounts receivable on the books and financial records of the Company (collectively, the “Accounts Receivables”) as of the Closing Date. All such Accounts Receivable, and all papers and documents relating thereto, are genuine and in all respects what they purport to be, and each Account Receivable is valid and subsisting and arises out of a bona fide sale and delivery of services theretofore actually rendered by the Company to, the account debtor named in the Account Receivable. The amount of each Account Receivable represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts, and is not subject to any set-offs, credits, defenses, deductions or countercharges. The Company is the owner of each Account Receivable free and clear of any charges, liens, security interests, adverse claims and encumbrances of any and every nature whatsoever.

2.20 Absence of Certain Changes or Events. Since the Interim Balance Sheet Date there has been no:

(a) adverse change in the financial condition, liabilities, assets or prospects of the Business;

(b) waiver or release of any right of or claim held by the Company;

(c) loss, destruction or damage to any property of the Company, whether or not insured;

(d) material change in the personnel of the Company or the terms or conditions of their compensation or employment or any pending or threatened labor trouble involving the Company;

(e) acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Company otherwise than for value and in the ordinary course of business;

(f) transaction by the Company except in the ordinary course of business;

(g) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Company;

(h) revaluation by the Company of any of its assets or liabilities;

(i) amendment or termination of any contract, agreement, permit or license to which the Company is a party, except in the ordinary course of business;

(j) sale, transfer, mortgage, pledge or other encumbrance of any asset of Company;

(k) other event or condition of any character that has or might reasonably be expected to have a material adverse effect on the financial condition, assets or prospects of the Business; or

(l) agreement by the Company to do any of the things described in the preceding clauses (a) through (k).

2.21 Suppliers and Subscribers. Neither of the Shareholders is aware of any facts indicating that any of the Company’s suppliers intends to cease doing business with the Company, or that a number of subscribers intends to cancel their subscriptions with the Company to the extent that it would materially alter the amount of revenues of the Business.

2.22 Insurance Policies. Attached hereto as Schedule 2.22 is a list of all insurance policies maintained by the Company related to the Business. The Company maintains (i) insurance on all its assets and businesses of a type customarily insured by similar companies in the same industry, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure, including but not limited to, product liability insurance.

2.23 Environmental Matters. The Company is in compliance with all applicable environmental laws, statutes, ordinances, rules, regulations, orders or determinations pertaining to the environment in all jurisdictions in which the Company operates. There are no past, existing, pending or threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations relating to any environmental laws with respect to the Company.

2.24 Investment Representations. The Closing Shares and the Escrowed Shares (collectively, the “IA Shares”) are being acquired solely for the account of the Shareholders, for investment, and not with a view to or for the resale, distribution, subdivision or fragmentation thereof. None of the Shareholders has a contract, understanding, undertaking, agreement or arrangement with any person to sell, transfer or pledge any of the IA Shares to any person, nor any present plans to enter into any such contract, undertaking, agreement or arrangement. The Shareholders have such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of acquiring the IA Shares, and acknowledges that the acquisition of the IA Shares involves a high degree of risk.

2.25 Securities Compliance. Each of the Shareholders understands and agrees that (i) no sale, distribution, transfer or other disposition of the IA Shares, or any portion thereof, can be made by either of the Shareholders unless the IA Shares have been registered under the Securities Act of 1933, as amended (the "Act"), and applicable securities laws of any other relevant jurisdiction, or exemptions from such registrations are available, as evidenced by an opinion of counsel, satisfactory to IA, with respect to the proposed sale, distribution, transfer or other disposition or such sale, distribution, transfer or other disposition is otherwise exempt under the Act, and (ii) an appropriate legend will be endorsed on the reverse side of each stock certificate representing the IA Shares to evidence such restrictions.

2.26 Shareholder Sophistication. Each of the Shareholders has such knowledge and experience in financial and business matters and investments in general, and the business of the Company and IA specifically, that he or she is capable of evaluating the information available with respect to the IA Shares and the merits and risks of such investment and of making an informed investment decision to accept the IA Shares hereunder.

2.27 Access to Information. The Shareholders have been given access for a reasonable amount of time to or furnished, and have reviewed, the documents with respect to IA and its business filed with the Securities and Exchange Commission, have had an opportunity to ask questions and receive answers concerning the actual and proposed business and affairs of IA and are satisfied with the results thereof, have been given access to all other documents with respect to IA or this transaction, as well as such other information that the Shareholders have requested, and have relied solely on investigations conducted by them in making the decision to acquire the IA Shares.

2.28 Full Disclosure. Each of the Shareholders has made available to IA true, complete and correct copies of all Contracts, documents concerning all litigation and administrative proceedings, Plans, Licenses, insurance policies, lists of suppliers and subscribers, books and records relating to the Business, and such information covers all commitments and liabilities of the Company relating to the Business. Neither of the Shareholders has knowingly failed to disclose to IA any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Business or of the Company. To the knowledge of each of the Shareholders, none of the representations and warranties of the Shareholders contained in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by the Shareholders to IA or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF IA

IA represents and warrants to the Shareholders that the statements contained in this Article III are true and correct on the date of this Agreement and will be true and correct as of the Closing Date.

3.1  Organization. IA is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all the necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which IA is party, and no approval or consent of any person other than those of its board of directors is necessary in connection therewith. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which IA is a party have been duly authorized by IA.

3.2 Valid and Binding Obligations. Upon execution and delivery of this Agreement and each of the Ancillary Agreements to which IA is a party, such agreements will constitute the legal, valid, and binding obligation of IA, enforceable in accordance with their respective terms, except as limited by bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally. No approvals or consents of any persons or other entities are necessary in connection herewith.

3.3 Full Disclosure. This Agreement and all other documents and written information furnished by IA to the Shareholders pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

3.4  No Conflict. Neither the execution and delivery by IA of this Agreement and the Ancillary Agreements to which IA is a party, nor the performance of its obligations hereunder and thereunder, will violate or conflict with any provision of the governing documents of IA or with any provision of any state or federal laws applicable to IA.

3.5Authorization for Shares. The IA Shares have been duly authorized for issuance to the Shareholders and, upon delivery thereof at the times and under the conditions described in Section 1.3 hereof, will be the duly authorized, validly issued, fully paid and nonassessable shares of IA Common Stock.

ARTICLE IV
COVENANTS

4.1 Operation and Maintenance. The Shareholders jointly and severally represent, warrant, covenant and agree that from the date hereof through the Closing Date, they will use their respective best efforts to:

(a) preserve the Business intact, to keep available to the Company its present employees engaged in the Business, and to preserve its present relationship with subscribers, suppliers and others having business relationships with it;

(b) maintain and operate the Business in a good and businesslike manner in accordance with good and prudent business practices, and not commit or permit to be committed, any waste thereto;

(c) not enter into any agreement or instrument which would bind IA or the Company after Closing, or which would be outside the normal scope of maintaining and operating the Business in the ordinary course;

(d) not remove any personal property from the Company unless such personal property is replaced with an item of at least equal value that is properly suited for its intended purpose;

(e) afford IA and its representatives the continuing right to review and inspect the Assets at reasonable hours, and any and all books, records, contracts, and other documents or data pertaining to the ownership, use, insurance, operation, renovation and maintenance of the Business;

(f) provide IA and its representatives free and open access to the employees during regular business hours, to assist IA in the contemplated due diligence review, and to allow IA to gather information to make employment decisions to be effective after Closing;

(g) pay all bills and other payments due with respect to the ownership, use, insurance, operation and maintenance of the Business;

(h) take all action necessary or prudent to prevent liens or other claims for the same from being filed or asserted against any part of the Business;

(i) maintain in good condition all of the Assets; and

(j) not make any material changes in the operations or business practices of the Business.

4.2 Consents. The Shareholders shall obtain and deliver to IA on or prior to the Closing Date all necessary agreements and consents of any parties, including without limitation the lender under the RUS Loan, to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to matters covered by this Agreement.

4.3 Access to Information. Each of IA and the Shareholders shall afford to the other party’s officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Closing Date, to all its properties, financial records, books, contracts, commitments, personnel and records and, during such period, each of IA and the Shareholders shall furnish promptly to each other all information concerning its business, properties, financial statements, assets and personnel as the other party may reasonably request to audit or confirm the information provided by the other parties hereunder. Each of the Shareholders will hold any such information which is nonpublic in confidence and not disclose such information to others, trade or tip others to trade in IA stock. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Closing.

4.4 Satisfaction of Conditions to Closing. Subject to the terms hereof, the Shareholders and IA shall each use their reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable. The Shareholders shall give or cause to be given any notices to third parties and use their reasonable best efforts to obtain any third party consents necessary to consummate the transactions contemplated hereby. IA shall give prompt notice to the Shareholders, and the Shareholders shall give prompt notice to IA, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any respect or any material failure of any of the parties to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Closing.

4.5 Ancillary Agreements. Mrs. Ocker shall enter into a (i) Noncompetition Agreement with IA in the form of Exhibit C (the “Noncompetition Agreement”), and (ii) a Service Agreement (the “Service Agreement”) with IA pursuant to which she agrees to operate the telex business of the Company as a consultant to the Company in exchange for a percentage of the revenues received therefrom, such Service Agreement to be on terms and conditions mutually satisfactory to Mrs. Ocker and IA.

4.6 Name Change. Each of the Shareholders agrees not to use the name “Teleshare Communications Services, Inc.” or any derivative or abbreviation thereof or name similar thereto in any of their future businesses or in other capacity after the Closing Date, except when acting on behalf of IA. Each of the Shareholders agrees that within ten (10) days after the Closing Date the appropriate filing will be made with the Secretary of State of Texas to change the name of Teleshare Communications, Inc. to a name submitted to and approved by IA, which approval shall not be unreasonably withheld. The Shareholders agree to provide a copy of the certificate issued by the Secretary of State in response to such filing upon receipt thereof by the Shareholders.

ARTICLE V
CLOSING CONDITIONS

5.1 Deliveries by the Shareholders. The obligation of IA to consummate the transactions contemplated at the Closing shall be subject to the satisfaction at or prior to such date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, by IA. At the Closing, the Shareholders shall deliver or cause to be delivered to IA the following:

(a) certificates evidencing the Shareholders’ ownership of the Shares, duly endorsed in blank by each Shareholder or accompanied by duly executed stock powers in blank, in proper form for transfer to IA;

(b)   the Escrow Agreement executed by the Shareholders;

(c)  resignations, effective immediately prior to the Closing, of each director and executive officer of the Company;

(d)  the Noncompetition Agreement and the Service Agreement executed and delivered by Mrs. Ocker;

(e)  the consents of all third parties identified in Schedule 2.6 hereto, including the consent of the lender under the RUS Loan to the sale of the Shares to IA, as required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, each in form and substance acceptable to IA;

(f) all the representations and warranties of the Shareholders set forth herein shall be true, correct and complete in all material respects on the Closing Date, as though made on such date (except to the extent expressly made as of a specific date, in which case, to such date), and all the covenants and agreements of either of the Shareholders set forth herein shall have been performed or complied with in all material respects as of the Closing Date, and each of the Shareholders shall deliver a Certificate certifying to that effect; and

(g) all other documents, certificates, instruments and writings required to be delivered by the Shareholders at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

5.2 Deliveries by IA. A. The obligations of the Shareholders to consummate the transactions contemplated at the Closing shall be subject to the satisfaction at or prior to such date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, by the Shareholders. At the Closing, IA shall deliver or cause to be delivered to the Shareholders the following:

(a) the Closing Shares issued in the name of the Shareholders;

(b) the Escrow Agreement executed by IA and the Escrow Agent;

(c) the Cash Account Note executed by IA;

(d)  the Noncompetition Agreement and the Service Agreement executed by IA;

(e) certified resolutions of the Board of Directors of IA approving the purchase of the Shares from the Shareholders, the execution and delivery of the Ancillary Agreements to which it is a party and the other transactions contemplated hereby and thereby;

(f) all the representations and warranties of IA set forth herein and in any Ancillary Agreements to which IA is a party shall be true, correct and complete in all material respects on the Closing Date, as though made on such date (except to the extent expressly made as of a specific date, in which case, to such date), and all the covenants and agreements of IA set forth herein have been performed or complied with in all material respects as of the Closing Date, and IA shall deliver an Officer’s Certificate certifying to that effect; and

(g) all other documents, certificates, instruments and writings required to be delivered by IA at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

B. Within ten (10) business days after the final determination of the number of Escrowed Shares in accordance with Section 1.4.B hereto, IA shall deliver or cause to be delivered to the Escrow Agent the Escrowed Shares to be held in escrow for the benefit of the Shareholders until the Escrow Date.

5.3 No Material Adverse Changes. The obligation of IA to consummate the transactions contemplated at the Closing shall be further subject to there not having occurred since the date hereof any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Business (a “Material Adverse Change”), and there not having occurred any event or development which is reasonably likely to result in a Material Adverse Change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Business.

ARTICLE VI
TERMINATION

6.1 Termination. This Agreement may be terminated by giving written notice at any time prior to the Closing as follows:

(a) by mutual consent of IA and the Shareholders;

(b) by IA, if either of the Shareholders shall have breached or violated in any material respect any of his, her or its representations, warranties or covenants set forth in this Agreement, or if the conditions to closing specified in Section 5.1 are not met by the date that is six months after the execution date of this Agreement; or

(c) by the Shareholders if IA shall have breached or violated in any material respect any of its covenants set forth in this Agreement or if the conditions to closing specified in Section 5.2.A are not met by the date that is six months after the execution date of this Agreement.

6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become null and void, except as provided in Section 6.3, there shall be no liability on the part of IA, the Shareholders any of their respective partners, officers, directors or affiliates to any other party, and all rights and the obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any willful breach of this Agreement or from the provisions of the Consulting Agreement.

6.3 Fees, Expenses and Other Payments. Each party shall bear its own expenses incurred in connection with this Agreement.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

7.1 Survival of Representations. The representations, warranties, covenants and agreements made in this Agreement, the Ancillary Agreements and in any other document executed and delivered in connection herewith shall survive the Closing and shall terminate on the third anniversary date of the Closing.

7.2 Indemnification by the Shareholders. Upon the terms and subject to the conditions of this Article VII, each of the Shareholders, jointly and severally, agrees to indemnify, defend and hold harmless IA, its officers, partners, employees, agents, representatives and affiliates (collectively, the "IA Group"), at any time after consummation of the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, taxes, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and expenses (collectively, "Damages”) asserted against, resulting to, imposed upon or incurred by any member of IA Group, directly or indirectly, by reason of or resulting from a breach of any representation, warranty, covenant or agreement of the Shareholders contained in or made pursuant to this Agreement or the Ancillary Agreements or any facts or circumstances constituting such a breach (collectively, "Claims").

7.3 Indemnification by IA. Upon the terms and subject to the conditions of this Article VII, IA agrees to indemnify, defend and hold harmless the Shareholders and their respective agents, representatives and affiliates (collectively, the "Shareholder Group"), at any time after consummation of the Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by any member of the Shareholder Group, directly or indirectly, by reason of or resulting from any representation, warranty, covenant or agreement of the IA Group contained in or made pursuant to this Agreement or the Ancillary Agreements or any facts or circumstances constituting such a breach.

7.4 Conditions of Indemnification. In the event any indemnified party has a reasonable good faith basis for asserting a Claim for Damages, such party shall give prompt written notice to the other parties hereto, briefly setting forth the basis of the Claim and the amount thereof (or, if not then determinable, a reasonable good faith estimate of the amount thereof) in reasonable detail. The indemnifying party shall have the right to undertake the defense of any Claim by representatives chosen by it. If the indemnifying party, within a reasonable time after notice of any such Claim, fails to defend the indemnified party against which such Claim has been asserted, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof. If, in the opinion of the indemnified party’s legal counsel, a conflict of interest with respect to any Claim exists between the indemnified party against which a Claim has been asserted and the indemnifying party, then such indemnified party shall have the right to retain its own counsel with respect to such Claim; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party.

7.5  Right of Set-Off. IA may set-off any amount to which it may be entitled under this Article VII against the Escrowed Shares or, if after the Escrow Date, the amount otherwise payable under the Escrow Shares Note. The exercise of such right of set-off by IA in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Escrow Shares Note. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit IA in any manner in the enforcement of any other remedies that may be available to it.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

if to IA, to:	Internet America, Inc.
10930 W. Sam Houston Pkwy, N., Suite 200
Houston, Texas 77064
Attention: Chief Executive Officer
Fax: (713) 589-3001

With a copy to:	Boyer & Ketchand
Nine E. Greenway Plaza, Suite 3100
Houston, Texas 77046
Attention: Rita J. Leader
Fax: (713) 871-2024

If to the Shareholders to:	Mark and Cynthia Ocker
18903 Kubin Road
Crosby, TX 77532

With a copy to:	Johnson, Deluca, Kennedy & Kurisky, P.C.
1221 Lamar, Suite 1000
Houston, Texas 77010
Attention: Dan Kasprzak
Fax: (713) 652-5130

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8.2 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter hereof.

8.3 No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

8.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by any of the parties without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that IA may assign this Agreement to any direct or indirect subsidiary of IA without consent of the Shareholders. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

8.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8.6 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

8.7 Interpretation. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

8.8 Governing Law; Arbitration. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas without regard to conflict of law rules thereof. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules. The arbitration shall be conducted by an arbitrator who shall be selected using a listing process whereby the AAA administrator shall provide each party with a list of proposed arbitrators who are generally familiar with the underlying subject matter made the basis of the dispute. Thereafter, each party shall be given ten days to strike any unacceptable names from the list and number the remaining names in order of preference. The AAA administrator shall select the arbitrators from the list, in the designated order of mutual preference. The arbitration shall be conducted in Houston, Harris County, Texas. It is understood and agreed that the arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute. Each party shall bear its own cost and expenses and an equal share of the arbitrators’ and administrative fees of arbitration.

8.9 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

INTERNET AMERICA, INC.

By: /s/Jennifer S. LeBlanc
       Jennifer S. LeBlanc, Chief Financial Officer

SHAREHOLDERS:

/s/ Mark Ocker
Mark Ocker

/s/ Cynthia Ocker
Cynthia Ocker